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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report dated February 29, 2000, included in this Form 10-K, into Steiner Leisure Limited's previously filed Form S-8 Registration Statements (File No.'s 333-39927 and 333-52343). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.




ARTHUR ANDERSEN LLP


Miami, Florida
  March 30, 2000.